UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	:	Case No. 22-10260 (LGB)
ATLAS FINANCIAL HOLDINGS, INC.,	:	Chapter 15
Debtor in a Foreign Proceeding.	:	

NOTICE OF (I) FILING OF CHAPTER 15 PETITION AND RELATED CHAPTER 15 DOCUMENTS, SEEKING RECOGNITION OF CAYMAN PROCEEDING AS FOREIGN PROCEEDING AND (II) HEARING ON RECOGNITION AND ENFORCEMENT OF THE SCHEME OF ARRANGEMENT

PLEASE TAKE NOTICE that on March 4, 2022 (the "Petition Date"), Atlas Financial Holdings, Inc., as duly appointed foreign representative (in such capacity, the "Foreign Representative") for itself as the debtor (the "Foreign Debtor") in a foreign proceeding, commenced in the Cayman Islands on January 4, 2022, pursuant to section 86 of the Companies Act (2021 Revision) (the "Companies Act") and pending before the Grand Court of the Cayman Islands (the "Cayman Court"), Financial Services Division, as Cause No. FSD 3 of 2022, (the "Cayman Proceeding") in connection with its scheme of arrangement (the "Scheme"), by and through its undersigned counsel, filed, among other documents, an Official Form B 401 Chapter 15 Petition for Recognition of a Foreign Proceeding [ECF No. 1] and the Verified Petition Under Chapter 15 of the Bankruptcy Code for Recognition of the Cayman Proceeding As a Foreign Proceeding, Enforcement of the Scheme of Arrangement Within the United States and Related Relief [ECF No. 2] (the "Verified Petition," and together with the Petition, the "Chapter 15 Petition") with the United States Bankruptcy Court for the Southern District of New York (the "Court").

PLEASE TAKE FURTHER NOTICE that the Foreign Representative seeks the entry of an order, recognizing the Cayman Proceeding as a foreign main proceeding (or, in the alternative, as a foreign nonmain proceeding) within the meaning of chapter 15 of the United States Code (the "Bankruptcy Code") and enforcing the Scheme within the territorial jurisdiction of the United States. The Foreign Representative also seeks the entry of an order closing this chapter 15 case upon the filing of a notice of presentment of an order closing the chapter 15 case, which notice of presentment will be filed no earlier than the thirtieth day following the filing of the certificate of service of the Chapter 15 Petition in accordance with Bankruptcy Rule 5009(c).

PLEASE TAKE FURTHER NOTICE that copies of the Chapter 15 Petition and other related filings in this case are also available (i) on the Court's Electronic Case Filing System, which can be accessed from the Court's website at http://ecfnysb.uscourts.gov (a PACER login and password are required), (ii) on the web page maintained by Donlin Recano & Company Inc. on behalf of the Foreign Representative at https://www.donlinrecano.com/atlasus or (iii) upon written request (including by e-mail) to counsel to the Foreign Representative: DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, Attn: R. Craig Martin,

- 2 - EAST\188191197.1 craig.martin@us.dlapiper.com, and DLA Piper LLP (US), 444 West Lake Street, Suite 900, Chicago, Illinois 60606, Attn: Oksana Koltko Rosaluk, oksana.koltkorosaluk@us.dlapiper.com. PLEASE TAKE FURTHER NOTICE that the Court has scheduled a hearing to consider the relief requested in the Chapter 15 Petition for March 30, 2022, at 10:00 a.m. (ET) (the “Hearing”). PLEASE TAKE FURTHER NOTICE that in accordance with General Order M-543, dated March 20, 2020 (Morris, C.J.), any parties wishing to participate in the Hearing must do so telephonically by making arrangements through CourtSolutions LLC (www.court- solutions.com). Instructions to register for CourtSolutions LLC are attached to General Order M-543.1 Objecting parties are required to telephonically attend the Hearing. PLEASE TAKE FURTHER NOTICE that in accordance with Rule 2002-4 of the Local Bankruptcy Rules for the Southern District of New York, the Court may order at the Hearing the scheduling of a case management conference to consider the efficient administration of the case. PLEASE TAKE FURTHER NOTICE that any party in interest wishing to submit a response, answer or objection to the Chapter 15 Petition must do so pursuant to the Bankruptcy Code and the Local and Federal Rules of Bankruptcy Procedure, and such response, answer or objection must (i) be in writing, (ii) set forth in detail the factual and legal bases therefor, (iii) be filed with the Court electronically in accordance with General Order M-399 (a copy of which may be viewed on the Court’s website at www.nysb.uscourts.gov) and with the Court’s Procedures for the Filing, Signing and Verification of Documents by Electronic Means and (iv) served upon counsel for the Foreign Representative, DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, Attn: R. Craig Martin, craig.martin@us.dlapiper.com, and DLA Piper LLP (US), 444 West Lake Street, Suite 900, Chicago, Illinois 60606, Attn: Oksana Koltko Rosaluk, oksana.koltkorosaluk@us.dlapiper.com, so as to be received on or before 5:00 P.M. (ET) on March 23, 2022, that is seven (7) days prior to the Hearing. A courtesy copy of any objection or response shall also be provided to the Chambers of the Honorable Lisa G. Beckerman, United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York, 10004-1408. PLEASE TAKE FURTHER NOTICE that all parties in interest opposed to the Chapter 15 Petition or the Foreign Representative’s request for relief must appear telephonically at the Hearing, which may be adjourned from time to time without further notice except for an in-court announcement at the Hearing or a filing on the docket of this case of the date and time to which the Hearing has been adjourned. PLEASE TAKE FURTHER NOTICE THAT IF NO RESPONSES OR OBJECTIONS ARE RECEIVED IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY GRANT THE RELIEF REQUESTED BY THE FOREIGN REPRESENTATIVE WITHOUT FURTHER NOTICE OR HEARING. 1 A copy of the General Order M-543 can be obtained by visiting: https://www.nysb.uscourts.gov/news/general-order-m-543-court-operations-under-exigent-circumstances-created- covid-19

- 3 - EAST\188191197.1 Dated: March 4, 2022 Respectfully submitted, New York, New York DLA PIPER LLP (US) By: /s/ R. Craig Martin R. Craig Martin, Esq. Britney Frates, Esq. 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 335-4500 Fax: (212) 335-4501 Email: craig.martin@us.dlapiper.com Email: britney.frates@us.dlapiper.com -and- Oksana Koltko Rosaluk (pro hac vice admission pending) 444 West Lake Street, Suite 900 Chicago, Illinois 60606 Telephone: (312) 368-3974 Fax: (312) 251-5874 Email: oksana.koltkorosaluk@us.dlapiper.com Counsel to Atlas Financial Holdings, Inc. as Foreign Representative

Exhibit A (Chapter 15 Petition) [To be attached for service]